JOINT FILING AGREEMENT

	The undersigned agree to jointly file reports of beneficial ownership on Schedule13D as required by the Securities Exchange Act of 1934, as amended, with respect to the common shares of Kimber Resources Inc.

September 26, 2006


s/James Puplava
James Puplava


s/Mary Puplava
Mary Puplava


s/James Puplava
James Puplava, Trustee
Puplava Family Trust


s/Mary Puplava
Mary Puplava, Trustee
Puplava Family Trust


Puplava Financial Services, Inc.


By:  s/James Puplava
        James Puplava, President


Puplava Securities, Inc.


By:  s/James Puplava
       James Puplava, President